                                                                 EXHIBIT (h)(10)

                               AMENDMENT NO. 2 TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT


         This Amendment No. 1, dated as of ________, 2001, is entered into between THE GALAXY VIP FUND (the "Fund"), a Massachusetts business trust, and PFPC INC. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), a Massachusetts corporation.

         WHEREAS, the Fund and PFPC have entered into a Transfer Agency and Services Agreement, dated as of September 7, 2000, (the "Transfer Agency Agreement"), pursuant to which the Fund appointed PFPC to act as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Fund's portfolios; and

         WHEREAS, Article 25.1 of the Transfer Agency Agreement provides, in part, that no change, termination, modification or waiver of any term or condition of the Transfer Agency Agreement shall be valid unless in writing signed by each party;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The following section is hereby added to the Fee Schedule on Schedule B of the Transfer Agency Agreement:

         FEE WAIVERS FOR NEW PORTFOLIOS

         PFPC shall waive all fees for a period of three months from the commencement of operations of any new Portfolio which is established, provided that no fee shall be waived for any "shell" Portfolio created pursuant to a merger or acquisition.

         2. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.

                                          THE GALAXY VIP FUND


                                          By:
                                               --------------------------------
                                          Name:  John T. O'Neill
                                          Title: President

                                          PFPC INC.

                                          By:
                                               --------------------------------
                                          Name:
                                          Title: